Exhibit 107.1
Calculation of Filing Fee Tables
FORM
S-8
(Form Type)
INNOVEX INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title (1)	Fee Calculation Rule (2)	Amount Registered	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.01 per share	Rule 457(c) and (h)	609,915 (1)	$14.58	$8,892,560.70	$ 147.60 per $1,000,000	$1,312.54

Total Offering Amounts					$8,892,560.70		$1,312.54

Total Fee Offsets							—

Net Fee Due							$1,312.54

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933 (the “Securities Act”), this Registration Statement on Form
S-8
also includes additional shares of common stock, par value $0.01 per share, of Innovex International, Inc. (the “Common Stock”) in respect of the securities identified in the above table that may become issuable pursuant to the terms of the Innovex 2016 Long-Term Incentive Plan as a result of any stock dividend, stock split, recapitalization or other similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, and based on the average of the high and low sale prices of the Common Stock, as quoted on the New York Stock Exchange, on September 11, 2024.